UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2007

GENESIS BIOVENTURES, INC.

(Exact name of registrant as specified in its charter)

New York	000-30252	98-0225226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Boulevard, Suite 600 Los Angeles, CA	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 443-4102

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2006, the Registrant entered into an unsecured $500,000 Convertible Promissory Note with Firebird Global Master Fund II, Ltd, (“Firebird”), a Cayman Islands corporation. This agreement and its material terms are described in more detail under Items 2.03 and 3.02 below.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 8, 2007, the agreement between the Registrant and Firebird for a $500,000 short-term unsecured Convertible Promissory Note (the “Note”) was closed and the funds were released from escrow. The Note has a maturity date of May 9, 2007 and bears interest at a rate of 18% per annum. Net proceeds to the Registrant from the financing, after payment of fees and expenses to Newbridge Securities Corporation and its affiliates, were approximately $409,243. In connection with the Note, the Registrant paid Newbridge Securities a cash fee of approximately $65,758 and additional affiliated expenses of approximately $25,000.

The following describes certain material terms of the financing transaction with Firebird. The description below is not a complete description of all the terms of the financing transaction and is qualified in its entirety by reference to the agreements, which are attached hereto.

Note Maturity Date and Interest Rate. The Note matures on May 9, 2007 absent earlier conversion by Firebird, as described below. The annual interest rate is 18%. However, in the event the Registrant is unable to repay the note within 5 days of the maturity date, the interest rate will be increased to 20% per annum.

Conversion of the Note. At any time after the execution of the Note and until the Note is no longer outstanding, the Note shall be convertible, in whole or in part, into shares of the Registrant’s common stock at the option of Firebird. Firebird must deliver a notice of conversion to the Registrant specifying the principal amount to be converted and the date the conversion should be effectuated. The conversion price on any conversion date is $0.20 per share.

However, if during the term of the Note, the Registrant issues additional shares of common stock, rights, warrants, options, or other securities or debt convertible for shares of common stock (collectively, “Common Stock Equivalents”), at a price less than the conversion price of $0.20, then the conversion price will be reduced to the lesser price. Furthermore, if during the time the Note is outstanding, the Registrant issues Common Stock Equivalents with an effective price or number of shares based upon a floating price, Firebird’s conversion price shall be reset to the amount equal to the lowest effective price at which any holder of floating price Common Stock Equivalent is entitled to acquire common stock on the date of conversion.

Registration Rights. Pursuant to the terms of the Subscription Agreement, the Registrant has agreed to grant Firebird piggyback registration rights on the common stock issuable upon conversion of the Note.

In the event the Registrant allows an Event of Default to continue for 10 days after notification, Firebird may upon notice to the Registrant declare all or any portion of the outstanding principal amount of the Note, together with interest accrued and any other obligations as being immediately due and payable. The following events will be considered an Event of Default.

•	Non-payment of obligations under the Note;
•	The Registrant’s admittance in writing of its inability to pay its debts as they become due, excluding those debts in existence on the date of the closing of the offering;
•

Application, consent or acquiescence of the appointment of a trustee, receiver, sequestrator or other custodian for the Registrant or any of its property, or make a general assignment for the benefit of creditors;

•

In the absence of such application, consent or acquiesce in, permit, or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any party of its property;

•

Permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding in respect of the Registrant. And if such case or proceeding is not commenced by the Registrant or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Registrant or shall result in the entry of an order for relief; or

•	Take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On January 8, 2007, the Registrant closed its offering of a $500,000 Note described above with Firebird, an accredited investor. The note is convertible into shares of the Registrant’s common stock at $0.20 per share, subject to certain adjustments. In addition, the Registrant agreed to issue 2 ½ shares of its restricted common stock for each dollar loaned pursuant to the Note, which equates to approximately 1,250,000 shares.

The Registrant believes the sale of the Note, issuance of the shares of common stock and any future issuance of shares of common stock as a result of conversion of the Note were or will be exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Sections 4(2), and/or Regulation D, Rule 506. The Note and shares were sold directly by the Registrant to an accredited investor and did not involve a public offering or general solicitation. The purchaser of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make its investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the purchaser, immediately prior to selling the shares and Note, had such knowledge and experience in the Registrant’s financial and business matters that it was capable of evaluating the merits and risks of its investment. The purchaser had the opportunity to speak with the Registrant’s management on several occasions prior to their investment decision.

Item 9.01 – Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
4.8	Convertible Promissory Note with Firebird Global Master Fund II, Ltd., dated December 29, 2006
4.9	Subscription Agreement with Firebird Global Master Fund II, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOVENTURES, INC.

By:/s/ Douglas C. Lane
Douglas C. Lane, Chief Executive Officer

Date: February 6, 2007

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